AMENDMENT NO. 5 TO CREDIT AND SECURITY AGREEMENT AND LIMITED WAIVER

THIS AMENDMENT NO. 5 TO CREDIT AND SECURITY AGREEMENT AND LIMITED WAIVER (this “Amendment”) is made as of this 25th day of March, 2013, by and among INTEGRATED HEALTHCARE HOLDINGS, INC., a Nevada corporation (“IHHI”), WMC-SA, INC., a California corporation, WMC-A, INC., a California corporation, CHAPMAN MEDICAL CENTER, INC., a California corporation, COASTAL COMMUNITIES HOSPITAL, INC., a California corporation (together with IHHI, each individually as a “Borrower”, and collectively as “Borrowers”), and MIDCAP FUNDING IV, LLC, a Delaware limited liability company, as assigned to it from MidCap Financial, LLC (as Agent for Lenders, “Agent”, and individually as a Lender), and the other financial institutions or other entities parties hereto, each as a Lender. Capitalized terms used but not defined in this Amendment shall have the meanings that are set forth in the Credit Agreement (defined below).

RECITALS

A. Pursuant to that certain Credit and Security Agreement dated as of August 30, 2010 by and among Borrowers, other borrowers party thereto, Agent and Lenders, as amended by that certain Amendment No. 1 to Credit and Security Agreement dated as of October 29, 2010, that certain Amendment No. 2 to Credit and Security Agreement dated as of June 8, 2012, that certain Amendment No. 3 to Credit and Security Agreement dated as of August 1, 2012, that certain Amendment No. 4 to Credit and Security Agreement and Limited Consent dated as of February 7, 2013, and as otherwise modified to the date hereof (as so amended and modified, the “Credit Agreement”), Agent and Lenders agreed to make available to Borrowers a revolving credit facility in the initial principal amount of up to $40,000,000, as of the Closing Date.

B. Pursuant to that certain Amendment No. 1 to Credit and Security Agreement, and in accordance with Section 2.1(b)(vi) of the Credit Agreement in effect prior to such amendment, Borrowers, Agent and Lenders amended the Credit Agreement to increase the Revolving Loan Commitment from $40,000,000 to $45,000,000. In accordance with Section 2.1(b)(iii)(B) of the Credit Agreement, as amended, Borrowers elected to permanently reduce the Revolving Loan Commitment (1) on January 1, 2011, from $45,000,000 to $40,000,000, (2) on January 18, 2011, from $40,000,000 to $30,000,000, (3) on March 18, 2011, from $30,000,000 to $20,000,000, and (4) on June 8, 2012, from $20,000,000 to $14,000,000. Pursuant to that certain Amendment No. 3 to Credit and Security Agreement, Borrowers, Agent and Lenders amended the Credit Agreement to increase the Revolving Loan Commitment from $14,000,000 to $30,000,000.

C. Borrowers have requested Agent and Lenders to amend the Credit Agreement to increase the Revolving Loan Commitment from $30,000,000 to $35,000,000 in addition to other requested changes. Agent and Lenders have agreed to such amendment and changes, in accordance with and subject to the terms and conditions set forth below.

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D. Borrowers (i) failed to satisfy the Fixed Charge Coverage Ratio covenant set forth in Section 6.2 of the Credit Agreement for the Defined Period as of the last day of the fiscal quarter ended December 31, 2012, and (ii) IHHI suffered a judgment entered against it on March 6, 2013 in Michael W. Fitzgibbons, M.D. vs. Integrated Healthcare Holdings, Inc., and Does 1 through 100, inclusive, Case No.: 30-2008-00108081CU-CR-CJC, Superior Court of the State of California, that may violate the provisions of the Credit Agreement and other Financing Documents (including Section 10.1(h) of the Credit Agreement), such failure and such an event each constitutes a separate Event of Default or Default under the Credit Agreement (the “Existing Events of Default/Defaults”). Borrowers have requested that Agent and the Lenders waive the Events of Default and the Defaults arising solely from the Existing Events of Default/Defaults.

NOW, THEREFORE, in consideration of the foregoing, the terms and conditions set forth in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent, Lenders and Borrowers hereby agree as follows:

1.            Limited Waiver. At the request of and as an accommodation to Borrowers and subject to the terms and conditions set forth herein, Agent and Lenders hereby waive the Events of Default and the Defaults arising solely from the Existing Events of Default/Defaults. The limited waiver set forth in this Section 1 is effective solely for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) except as expressly provided herein, be a consent to any amendment, waiver or modification of any term or condition of the Credit Agreement or of any other Financing Document; (b) prejudice any right that Agent or the Lenders may have or may have in the future under or in connection with the Credit Agreement or any other Financing Document (except to the extent such right was based upon Existing Events of Default/Defaults that will not exist after giving effect to the limited waiver set forth in this Section 1); (c) except as otherwise expressly provided in this Amendment, waive compliance with Section 6.2 of the Credit Agreement for any period other than the Defined Period ended as of the last day of the fiscal quarter ended December 31, 2012; or (d) establish a custom or course of dealing among any of the Credit Parties, on the one hand, or Agent or the Lenders, on the other hand.

2.            Amendments to Credit Agreement.

(a)           Definitions – Applicable Margin. The definition of “Applicable Margin” is hereby deleted in its entirety and replaced with the following:

“Applicable Margin” means, with respect to (a) Revolving Loans that, by the terms of this Agreement bear interest based upon the Base Rate, 2.25%, and (b) all other Revolving Loans and all other Obligations, 4.25%.

(b)           Definitions – Borrower Representative. Section 1.1 of the Credit Agreement is amended by deleting the reference to “Section 2.10” and replacing it with a reference to “Section 2.9.”

(c)           Definitions – Commitment Expiry Date. The definition of “Commitment Expiry Date” is hereby deleted in its entirety and replaced with the following:

“Commitment Expiry Date” means the date that is three (3) years from the Fifth Amendment Date.

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(d)           Definitions – Fifth Amendment Date. Section 1.1 of the Credit Agreement is hereby amended by adding the following definition of “Fifth Amendment Date” as a new definition in Section 1.1 in alphabetical order:

“Fifth Amendment Date” means March 25, 2013.

(e)           Definitions – Permitted Indebtedness. Subsection (c) of the definition of “Permitted Indebtedness” is amended by replacing it with the following:

“(c) purchase money Debt and equipment financings (i) not to exceed $2,000,000 at any time outstanding prior to the Fifth Amendment Date, and an aggregate of $4,000,000, including up to $2,000,000 incurred prior to the Fifth Amendment Date, at any time outstanding from and after the Fifth Amendment Date, (whether in the form of a loan or a lease) used solely to acquire equipment used in the Ordinary Course of Business and secured only by such equipment and (ii) under that certain Conditional Sales Agreement among Borrowers and Med One Capital Funding, LLC dated as of January 3, 2013, as amended, modified, assigned, extended or refinanced without any increase in the aggregate amount owed by Borrowers thereunder;”

(f)            Section 2.1(b)(iv)(B). The following is added to the end of the first sentence of Section 2.1(b)(iv)(B):

“; provided, however, that notwithstanding anything in this Agreement to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “change in applicable Law”, regardless of the date enacted, adopted or issued.”

(g)           Section 2.2(a). Subsection 2.2(a) of the Credit Agreement is hereby amended by replacing the references to “six (6)” in the fifth and sixth sentences and replacing them with “five (5)”.

(h)           Section 2.2(d). Subsection 2.2(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

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“(d) Prepayment Fee. If, at any time prior to the Commitment Expiry Date, (i) except to the extent permitted in Section 2.1(b)(iii)(B), any portion of the Revolving Loan is prepaid at any time, in whole or in part, for any reason other than pursuant to the mandatory repayment provisions set forth in Section 2.1(b)(ii), and such prepayment is accompanied by a corresponding permanent reduction of the Revolving Loan Commitment, whether by voluntary prepayment and/or termination by Borrowers, by reason of the occurrence of an Event of Default, or otherwise, or (ii) the Revolving Loans shall become accelerated and due and payable in full, or (iii) except to the extent permitted in Section 2.1(b)(iii)(B) and Section 2.11(d), the Lenders’ funding obligations in respect of any unfunded portion of the Revolving Loan shall terminate, then in any such event, Borrowers shall pay to Agent, for the benefit of all Lenders committed to make Revolving Loans, as compensation for the costs of such Lenders making funds available to Borrowers under this Agreement, a prepayment fee (the “Prepayment Fee”) calculated in accordance with this subsection. The Prepayment Fee shall be equal to the product of (y) the greater of $35,000,000 or the Revolving Loan Commitment Amount at the time of such prepayment, multiplied by (z) the following percentage: (i) three percent (3.0%) if such prepayment occurs prior to the first anniversary of the Fifth Amendment Date, (ii) two percent (2.0%) if such prepayment occurs on or after the first anniversary of the Fifth Amendment Date but prior to the second anniversary of the Fifth Amendment Date, and (iii) one percent (1.0%) if such prepayment occurs on or after the second anniversary of the Fifth Amendment Date but prior to the Commitment Expiry Date. All fees payable pursuant to this paragraph shall be deemed fully earned and non-refundable as of the Fifth Amendment Date.”

(i)            Section 2.2(e). Subsection 2.2(e) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Audit Fees. Borrowers shall pay to Agent, for its own account and not for the benefit of any other Lenders, all reasonable fees and expenses in connection with audits and inspections of Borrowers’ books and records, audits, valuations or appraisals of the Collateral, audits of Borrowers’ compliance with applicable Laws and such other matters as Agent shall deem appropriate, which shall be due and payable on the first Business Day of the month following the date of issuance by Agent of a written request for payment thereof to Borrowers; provided that Agent shall only conduct four (4) collateral audits or inspections per year unless an Event of Default has occurred and is continuing; and provided further that unless an Event of Default has occurred and is continuing, in the event that the Revolving Loans Outstanding are less than or equal to $20,000,000 for at least six (6) consecutive months, whether actually or, as determined in the reasonable discretion of, and confirmed in writing by, Agent, as may be reasonably expected to occur, Agent shall only conduct two (2) on-site collateral audits and one (1) off-site field review during such period of time and shall limit Borrowers’ costs for such collateral audits and field review to $90,000 per year for such period of time, prorated if applicable.”

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(j)             Section 2.5(f)(ii). The reference to “Base Rate Margin” in the second sentence is replaced with “Applicable Margin.”

(k)            Section 2.8(d). The following is added to the end of Section 2.8(d):

“; provided, however, that notwithstanding anything in this Agreement to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “change in applicable Law”, regardless of the date enacted, adopted or issued.”

(l)            Section 2.11(i). Section 2.11(i) shall be amended and restated as follows:

“If, at any time prior to the Commitment Expiry Date: (i) the aggregate Revolving Loan Commitment Amounts are $20,000,000 or less for at least three (3) consecutive months, whether actually or, as determined in the reasonable discretion of, and confirmed in writing by, Agent, as may be reasonably expected to occur (and Borrowers agree to arrange for and permit Agent’s access to view activity and balances in Borrowers’ concentration accounts at any time), and (ii) no Event of Default has occurred and is continuing, then notwithstanding the provisions of this Section 2.11 above or any other terms of this Agreement or the other Financing Documents to the contrary, and upon no less than five (5) Business Day’s written notice from Borrower to Agent, Agent shall permit funds that are deposited into any Lockbox Account to be transferred to an account designated by Borrowers until such time (Y) as the aggregate Revolving Loan Commitment Amounts are greater than $20,000,000 for three (3) consecutive months, or (Z) an Event of Default shall have occurred (unless such Event of Default has been waived by Required Lenders), at which time Borrower shall resume compliance with all of the lockbox requirements set forth in this Section 2.11; provided, however, that, during any such period when funds that are deposited into Governmental Lockbox Accounts are transferred to an account designated by Borrowers, all funds deposited into a Governmental Lockbox Account that is subject (or required to be subject) to a Deposit Account Restriction Agreement shall nevertheless continue to be immediately transferred into the Lockbox Account established pursuant to Section 2.11(a) (or in the case of Borrower’s Deposit Account Restriction Agreement for Medicare payments, which funds may be transferred directly to any account designated by Borrowers that is subject to a Deposit Account Control Agreement), and then may be transferred to the account designated by Borrowers; provided, further, that interest shall continue to accrue in accordance with the terms of Section 2.2(a); and provided, further, that each of Agent, Borrower and any applicable Lockbox Bank shall have entered into any amendments or modifications to Deposit Account Control Agreements and/or Deposit Account Restriction Agreements necessary to effectuate the disposition of funds as described in this Section 2.11(i) reasonably promptly after such initial disposition.”

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(m)          Section 3.4. The second sentence of Section 3.4 is amended and restated in its entirety to read as follows:

“Except as set forth on Schedule 3.4, (a) all issued and outstanding equity securities of Borrower are duly authorized and validly issued, fully paid, nonassessable, and (b) all issued and outstanding equity securities of each Borrower other than Integrated Healthcare Holdings, Inc. are free and clear of all Liens other than those in favor of Agent for the benefit of Agent and Lenders, and such equity securities were issued in compliance with all applicable Laws.

(n)           Section 4.1. The following is added as a new subsection (7) to the first sentence of Section 4.1:

“(7) together with the financial reporting package described in (1) above, evidence of payment and satisfaction of all material payroll, withholding and similar payroll taxes due and owing by all Borrowers with respect to the payroll period(s) occurring during such month.”

(o)           Section 4.1. The penultimate sentence set forth in Section 4.1 is hereby amended and restated in its entirety to read as follows:

“Each Borrower will, within thirty (30) days after the last day of each month, deliver to Agent a duly completed Borrowing Base Certificate signed by a Responsible Officer, with aged listings of accounts receivable and accounts payable (summary aged by invoice date).”

(p)           Section 4.2. The following is added as a new subsection (d) to Section 4.2:

“; (d) without limiting anything contained in clause (a) above, pay all amounts due and owing in respect of Taxes (including without limitation, payroll and withholdings tax liabilities) on a timely basis as and when due, and in any case prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for nonpayment thereof, except for such amounts (i) that may be the subject of a Permitted Contest, or (ii) the nonpayment of which could not reasonably be expected to have a Material Adverse Effect or result in a Lien against any Collateral, except for Permitted Liens.”

(q)           Section 6.2. The following is added to the end of Section 6.2:

“Notwithstanding the foregoing, Borrowers are not required to comply with the requirements of this Section 6.2 for the Defined Period ending as of the last day of the fiscal quarter ending March 31, 2013.”

(r)            Section 9.1. The first three paragraphs of Section 9.1 are deleted in their entirety and replaced with the following:

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“As security for the payment and performance of the Obligations, and without limiting any other grant of a Lien and security interest in any Security Document, Borrowers hereby assign and grant to Agent, for the benefit of itself and Lenders, a continuing first priority Lien on and security interest in, upon, and to all of Borrower’s assets, including without limitation, all of Borrower’s right, title and interest in and to the following, whether now owned or hereafter created, acquired or arising, and all proceeds and products of the following:

(a) All goods, Accounts (including health-care insurance receivables), Equipment (excluding items of Equipment which are or become fixtures), Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, securities accounts, letter of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

(b) All of Borrowers’ books and records relating to any of the foregoing; and

(c) any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding anything herein to the contrary, Agent acknowledges that no Credit Party shall be deemed to have granted a security interest in, Real Estate Lender Excluded Collateral (as such term is defined in the Intercreditor Agreement, dated as of August 30, 2010, among Agent, Silver Point Finance, LLC, Borrowers, PCHI and Ganesha Realty, LLC, as amended or otherwise modified from time to time) during such time as such Intercreditor Agreement is in effect.”

(s)            Section 11.13(a)(ii). The last sentence of Section 11.13(a)(ii) is amended by deleting in its entirety and replacing it with the following:

“In the event settlement shall not have occurred by the date and time specified in the second preceding sentence, interest shall accrue on the unsettled amount at the rate of interest then applicable to Revolving Loans.”

(t)            Annex A. Annex A to the Credit Agreement is hereby amended and restated in its entirety with the Annex A attached hereto and made a part hereof and of the Credit Agreement.

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(u)           Exhibit B - Compliance Certificate. The EBITDA Worksheet attached to the Compliance Certificate is amended by replacing it with the EBITDA Worksheet attached hereto.

(v)           Schedules. Borrowers have updated each of the Schedules attached to the Credit Agreement, except for those Schedules that relate to, or are made as of, a specific date, and therefore, each of such updated Schedules to the Credit Agreement are hereby amended and restated in their entirety with the Schedules attached to this Amendment.

3.            Confirmation of Representations and Warranties. Each Borrower hereby confirms that all of the representations and warranties set forth in Article 3 of the Credit Agreement are true and correct in all material respects with respect to such Borrower as of the date hereof, except to the extent that such representation or warranty relates to a specific date, in which case such representation and warranty was true as of such earlier date, and with respect to the representations and warranties set forth in Section 3.8 of the Credit Agreement, except for the Events of Default and the Defaults arising solely from the Existing Events of Default/Defaults.

4.            Reaffirmation of Security Interest in the Collateral. Each Borrower confirms and agrees that (a) all security interest and Liens granted to Agent continue in full force and effect, and (b) all Collateral remains free and clear of any Liens other than those granted to Agent and Permitted Liens. Nothing herein is intended to impair or limit the validity, priority or extent of Agent’s security interests in and Liens upon the Collateral.

5.            Fees and Expenses. Borrowers shall be responsible for all fees as set forth in the Fee Letter as well as the payment of all reasonable fees and expenses of Agent’s counsel incurred in connection with the preparation of this Amendment and any related documents. If Agent uses in-house counsel for any of these purposes, Borrowers further agree that the Obligations include reasonable allocated charges for such work performed. Borrowers hereby authorize Agent to deduct all of such fees set forth in this Section from the proceeds of one or more Revolving Loans made under the Credit Agreement.

6.            Conditions to Effectiveness. This Amendment shall become effective as of the date on which each of the following conditions has been satisfied (the “Effective Date”):

(a)           Borrowers shall have delivered to Agent this Amendment, duly executed by an authorized officer of each Borrower;

(b)           Borrowers shall have delivered to Agent that certain Fourth Amended and Restated Revolving Loan Note, duly executed by an authorized officer of each Borrower;

(c)           Borrowers shall have delivered to Agent that certain Third Amendment to Fee Letter duly executed by an authorized officer of each Borrower;

(d)           the secretary or assistant secretary of each Borrower shall have delivered to Agent a duly executed secretary’s certificate and incumbency certificate identifying the current officers of such Borrower who are duly authorized by such Borrower’s board of directors to execute and deliver this Amendment and any related documents;

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(e)            all representations and warranties of Borrowers contained herein shall be true and correct in all material respects as of the Effective Date, except to the extent that such representation or warranty relates to a specific date, in which case such representation and warranty was true as of such earlier date, and such parties delivery of their respective signatures hereto shall be deemed to be its certification thereof, and with respect to the representations and warranties set forth in Section 3.8 of the Credit Agreement, except for the Events of Default and the Defaults arising solely from the Existing Events of Default/Defaults;

(f)            Borrowers shall revise, update and deliver to Agent the schedules previously attached to the Credit Agreement, except for those Schedules that relate to, or are made as of, a specific date, updated in all respects as necessary to make the schedules previously delivered, except for those Schedules that relate to, or are made as of, a specific date, correct in all material respects;

(g)           Borrowers’ legal counsel shall have delivered an executed legal opinion in form and substance reasonably acceptable to Agent; and

(h)           Agent shall have received from Borrowers all of the fees, costs and expenses owing pursuant to this Amendment as set forth in Section 5 above or as provided for in the amendment to the Fee Letter unless Agent elects to deduct such fees, costs and expenses from the Revolving Loan proceeds in accordance with Section 5 above.

7.            Release. Each Borrower, voluntarily, knowingly, unconditionally and irrevocably, with specific and express intent, for and on behalf of itself and all of its respective parents, subsidiaries, affiliates, members, managers, predecessors, successors, and assigns, and each of their respective current and former directors, officers, shareholders, agents, and employees (collectively, “Releasing Parties”), does hereby fully and completely release, acquit and forever discharge each Indemnitee of and from any and all actions, causes of action, suits, debts, disputes, damages, claims, obligations, liabilities, costs, expenses and demands of any kind whatsoever, at law or in equity, whether matured or unmatured, liquidated or unliquidated, vested or contingent, choate or inchoate, known or unknown that the Releasing Parties (or any of them) has against the Indemnitees or any of them (whether directly or indirectly). Each Borrower acknowledges that the foregoing release is a material inducement to Agent’s and Lenders’ decision to enter into this Amendment and to agree to the modification made contemplated hereunder.

8.            No Waiver or Novation. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided in this Amendment, operate as a waiver of any right, power or remedy of Agent, nor constitute a waiver of any provision of the Credit Agreement, the Financing Documents or any other documents, instruments and agreements executed or delivered in connection with any of the foregoing. Nothing herein is intended or shall be construed as a waiver of any existing Defaults or Events of Default under the Credit Agreement or other Financing Documents (except for any Existing Events of Default/Defaults) or any of Agent’s rights and remedies in respect of such Defaults or Events of Default (except to the extent expressly waived hereby). This Amendment (together with any other document executed in connection herewith) is not intended to be, nor shall it be construed as, a novation of the Credit Agreement.

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9.            Miscellaneous.

(a)           Reference to the Effect on the Credit Agreement. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended by this Amendment. Except as specifically amended above, the Credit Agreement, and all other Financing Documents (and all covenants, terms, conditions and agreements therein), shall remain in full force and effect, and are hereby ratified and confirmed in all respects by Borrower.

(b)           Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Maryland.

(c)           Headings. Section headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(d)           Counterparts. This Amendment may be executed in counterparts, and both counterparts taken together shall be deemed to constitute one and the same instrument.

[SIGNATURES APPEAR ON FOLLOWING PAGE(S)]

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IN WITNESS WHEREOF, intending to be legally bound, and intending that this document constitute an agreement executed under seal, the undersigned have executed this Amendment under seal as of the day and year first hereinabove set forth.

AGENT:	MIDCAP FUNDING IV, LLC, as Agent

	By:	/s/ Brett Robinson
	Name:	Brett Robinson
	Title:	Managing Director

LENDER:	MIDCAP FUNDING IV, LLC, as a Lender

	By:	/s/ Brett Robinson
	Name:	Brett Robinson
	Title:	Managing Director

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BORROWERS:	INTEGRATED HEALTHCARE HOLDINGS, INC., a Nevada corporation

	By:	/s/ Kenneth K. Westbrook
	Name:	Kenneth K. Westbrook
	Title:	President and Chief Executive Officer

BORROWERS:	WMC-SA, INC., a California corporation

	By:	/s/ Kenneth K. Westbrook
	Name:	Kenneth K. Westbrook
	Title:	President and Chief Executive Officer

BORROWERS:	WMC-A, INC., a California corporation

	By:	/s/ Kenneth K. Westbrook
	Name:	Kenneth K. Westbrook
	Title:	President and Chief Executive Officer

BORROWERS:	CHAPMAN MEDICAL CENTER, INC., a California corporation

	By:	/s/ Kenneth K. Westbrook
	Name:	Kenneth K. Westbrook
	Title:	President and Chief Executive Officer

BORROWERS:	COASTAL COMMUNITIES HOSPITAL, INC., a California corporation

	By:	/s/ Kenneth K. Westbrook
	Name:	Kenneth K. Westbrook
	Title:	President and Chief Executive Officer

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Annex A to Credit Agreement (Commitment Annex)

Lender	Revolving Loan Commitment Amount	Revolving Loan Commitment Percentage
MidCap Funding IV, LLC	$35,000,000.00	100%
TOTALS	$35,000,000.00	100%

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EBITDA Worksheet (Attachment to Compliance Certificate)

EBITDA for the applicable Defined Period is calculated as follows:
Net income (or loss) for the Defined Period of Borrowers, their Consolidated Subsidiaries and PCHI collectively on a consolidated basis determined in accordance with GAAP, but excluding: (a) the income (or loss) of any Person (other than any Borrower, PCHI, any Credit Party or any of their respective Subsidiaries) in which Borrowers, PCHI or any of their Subsidiaries has an ownership interest unless received by Borrower, PCHI or their respective Subsidiaries in an actual distribution; and (b) the income (or loss) of any Person accrued prior to the date it became a Subsidiary of Borrowers or PCHI or is merged into or consolidated with Borrowers or PCHI	$___________
Plus: Any provision for (or minus any benefit from) income and franchise taxes of Borrowers, their Consolidated Subsidiaries and PCHI deducted in the determination of net income for the Defined Period	___________
Interest expense, net of interest income, of Borrowers, their Consolidated Subsidiaries and PCHI deducted in the determination of net income for the Defined Period (including the portion of lease payments paid by any Borrower to PCHI in respect of lease payments which are attributable to interest)	___________
Amortization and depreciation of Borrowers, their Consolidated Subsidiaries and PCHI and any amendment, consent, origination or other transaction fees and legal expenses payable or paid by any Borrower or PCHI and relating to the Silver Point Debt or to the Credit Agreement and other Financing Documents, deducted in the determination of net income for the Defined Period	___________
Other non-cash expenses or losses from any sale of assets (other than sales in the ordinary course of business) of Borrowers, their Consolidated Subsidiaries and PCHI (or minus other non-cash gains or income) deducted in the determination of net income for the Defined Period and for which no cash outlay (or cash receipt) is foreseeable prior to the Commitment Expiry Date	___________
The warrant repurchase price under the Repurchase Agreement with SPCP Group IV, LLC, to the extent deducted in the determination of net income for the Defined Period minus any consideration for the warrant issued to SPCP Group, LLC, to the extent added in the determination of net income for the Defined Period	___________
EBITDA for the Defined Period	$___________

Notwithstanding anything else to the contrary, EBITDA, as calculated pursuant to this Worksheet, shall be used to calculate the Fixed Charge Coverage Ratio pursuant to the Worksheet attached to the Compliance Certificate.

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